Exhibit 10.2

EXECUTION VERSION

CONSENT AND WAIVER TO CREDIT AGREEMENT

CONSENT AND WAIVER TO CREDIT AGREEMENT, dated as of November 20, 2015 (this “Consent”), to the Credit Agreement referred to below, among BARCLAYS BANK PLC (“Barclays”), and SUNTRUST ROBINSON HUMPHREY, INC. (“STRH”; together with Barclays, the “Lead Arrangers”), Barclays, as Administrative Agent (in such capacity, the “Administrative Agent”), the Lenders (as defined below) party hereto, TRINITY ACQUISITION LIMITED, a private limited company organized under the laws of England and Wales and having company number 03588435 (the “Borrower”), WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY, a company organized under the laws of the Republic of Ireland having company number 475616 (the “Parent”) and the other Guarantors party hereto.

RECITALS:

WHEREAS, reference is made to the Credit Agreement, dated as of December 16, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, inter alios, the Borrower and the Parent, the lenders from time to time parties thereto (the “Lenders”), the Administrative Agent and the L/C Issuer, pursuant to which the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

WHEREAS, the Parent and its Subsidiaries intend to consummate the Gras Savoye Acquisition (as defined in the Credit Agreement) pursuant to that certain Securities Transfer Agreement, dated as of June 25, 2015 (as amended, supplemented or otherwise modified from time to time as of the date hereof, the “Transfer Agreement”), between Willis Europe BV, a subsidiary of the Parent as purchaser, and the sellers party thereto (including the transactions contemplated by the Transfer Agreement, the “GS Acquisition”);

WHEREAS, the Parent, Towers Watson & Co., a Delaware corporation (“Towers Watson”), and Citadel Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Parent (“Merger Sub”), have entered into that certain Agreement and Plan of Merger, dated June 29, 2015 (as amended, supplemented or otherwise modified from time to time as of the date hereof, the “Merger Agreement”), pursuant to which Towers Watson and Parent will effect a business combination through the merger of Merger Sub with and into the Towers Watson, with Towers Watson being the surviving corporation (including the transactions contemplated by the Merger Agreement, the “TW Merger”);

WHEREAS, in connection with the TW Merger, Towers Watson Delaware Inc., a Delaware corporation and wholly owned subsidiary of Towers Watson (“TW Delaware”), will borrow up to $340.0 million of unsecured term loans pursuant to a credit agreement to be entered into by and among TW Delaware, as borrower, Bank of America , N.A., as agent, and the other parties thereto the terms and conditions of which shall be substantially in accordance with the term sheet attached hereto as Exhibit A (the “TW Facility”);

WHEREAS, following the TW Merger, TW Delaware will be a wholly owned subsidiary of the Parent which is not intended to become a Loan Party and the existence of

Indebtedness incurred pursuant to the TW Facility would be in contravention of certain covenants or other obligations under the Credit Agreement (including, without limitation, Section 7.01 thereof) (collectively, the “Waived Covenants”);

WHEREAS, as a condition to waiving the Waived Covenants solely to the extent necessary to permit the Transactions, the Borrower and the Parent have agreed that in the event the TW Merger shall have been consummated, (i) the cap on Subsidiary Indebtedness set forth in Section 7.01(h) shall be reduced to $100,000,000 and (ii) the Parent shall not permit TW Delaware or any of the other Subsidiaries of Towers Watson to amend the TW Facility in any manner materially adverse to the interest of the Lenders in their capacities as such without the consent of the Required Lenders, in each case, until all of the obligations under the TW Facility have been repaid in full (collectively, the “Subject Conditions”);

WHEREAS, the Borrower and the Parent have requested, and the Administrative Agent and the Required Lenders have agreed to, consent to (a) the GS Acquisition, the incurrence of Indebtedness under the TW Facility, the TW Merger and the transactions related thereto and (b) the waiver of the Waived Covenants solely to the extent necessary to permit the Transactions, subject to the Borrower and the Parent complying with the Subject Conditions, on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. Definitions. Unless otherwise defined herein, capitalized terms used but not defined herein shall have the meanings provided in the Credit Agreement.

Section 2. Consent and Waiver. As of the Effective Date (as defined below), the Administrative Agent and each Lender party hereto hereby consents to:

(a) the GS Acquisition, the incurrence of the Indebtedness under the TW Facility, the TW Merger and the transactions related thereto (collectively, the “Transactions”); and

(b) the waiver of the Waived Covenants solely to the extent necessary to permit the Transactions.

Section 3. Covenant to Comply with Subject Conditions. As of the Effective Date and subject to the consummation of the TW Merger, so long as any Lender shall have any Commitment under the Credit Agreement or any Loan or other Obligation thereunder shall remain unpaid or unsatisfied, the Parent and the Borrower hereby covenant and agree with the Lenders to comply with the Subject Conditions.

Section 4. Effectiveness. This Consent shall become effective on the date (the “Effective Date”) upon which:

(a) the Administrative Agent (or its counsel) shall have received (i) duly executed and completed counterparts of this Consent (in the form provided and specified by the

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Administrative Agent) that, when taken together, bear the signatures of the Borrower, the Parent, the other Guarantors listed on the signature pages hereto and the Administrative Agent and (ii) signature pages from Lenders which, in the aggregate, constitute the Required Lenders;

(b) the Administrative Agent shall have received all fees and expenses required to be paid on or before the Effective Date;

(c) on the Effective Date and after giving effect to this Consent, (i) all representations and warranties contained in the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects (or, if such representation or warranty is itself modified by materiality or Material Adverse Effect, it shall be true and correct in all respects) on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date and (ii) no Default or Event of Default shall have occurred and be continuing immediately prior to or after giving effect to this Consent;

(d) the Administrative Agent shall have received from the Borrower a certificate executed by a Responsible Officer of the Borrower, certifying compliance with the requirements of the preceding clause (c);

(e) that certain Consent to Guaranty Agreement, dated on or about the date hereof, by and among the Borrower, the Parent, the lenders party thereto and SunTrust Bank, as administrative agent, shall have become effective substantially contemporaneously with the Effective Date; and

(f) the Administrative Agent shall have received duly executed counterparts that, when taken together, bear the signatures of each Guarantor listed on the signature pages thereto, of that certain Supplement No. 1, dated on or about the date hereof, to the Guaranty Agreement dated as of December 16, 2011, by and among the Guarantors party thereto and the Administrative Agent.

Section 5. Costs and Expenses. The Borrower hereby reconfirms its obligations pursuant to Section 10.04 of the Credit Agreement to pay and reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Consent and all other documents and instruments delivered in connection herewith.

Section 6. Representations and Warranties. The Parent and the Borrower represent and warrant to each of the Lenders and the Administrative Agent that as of the Effective Date:

(a) This Consent has been duly authorized, executed and delivered by it and this Consent and the Credit Agreement, after giving effect hereto, constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) Each of the representations and warranties set forth in Article V of the Credit Agreement are true and correct in all material respects on and as of the Effective Date with the same effect as though made on and as of the Effective Date; provided that (i) to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date, and (ii) any representation and warranty that is qualified as to materiality or “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

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Section 7. Acknowledgment and Consent.

(a) Each undersigned Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Consent and consents hereto. Each undersigned Guarantor hereby confirms that each Loan Document to which it is a party or otherwise bound will continue in full force and effect and will continue to guarantee to the fullest extent possible in accordance with the Loan Documents the payment and performance of all Obligations (as defined in the Guaranty Agreement), and that the Obligations include, among other things and without limitation, the prompt and complete payment and performance by the Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on, and premium (if any) on the Loans under the Credit Agreement.

(b) Each undersigned Guarantor acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Consent.

(c) Each undersigned Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Consent, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the matters effected pursuant to this Consent and (ii) nothing in the Credit Agreement, this Consent or any other Loan Document shall be deemed to require the consent of such Loan Party to any future consent to the Credit Agreement.

Section 8. Effect of Consent.

(a) Except as expressly set forth herein, this Consent shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Except as expressly set forth herein, nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b) On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement after giving effect to this Consent. This Consent shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

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Section 9. General.

(a) GOVERNING LAW. THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CONSENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c) WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CONSENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

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(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS CONSENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e) Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CONSENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CONSENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(f) Counterparts. This Consent may be executed by one or more of the parties to this Consent on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Consent by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

(g) Headings. The headings of this Consent are used for convenience of reference only, are not part of this Consent and shall not affect the construction of, or be taken into consideration in interpreting, this Consent.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Consent and Waiver to Credit Agreement as of the date first above written.

BORROWER:

TRINITY ACQUISITION LIMITED

	By:	/s/ Stephen Wood
		Name:	Stephen Wood
		Title:	Director

[Signature Page to Consent and Waiver to Trinity Credit Agreement]

PARENT GUARANTOR:

SIGNED AND DELIVERED for and on behalf of and as the deed of WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY, as Parent,

by its lawfully appointed attorney in the presence of:	/s/ John T. Greene
	Name:	John T. Greene
	Title:	Chief Financial Officer
/s/ Alistair C. Peel
(Witness’ Signature)
51 Lime Street
London EC3M 7DQ
(Witness’ Address)

Company Secretary
(Witness’ Occupation)

[Signature Page to Consent and Waiver to Trinity Credit Agreement]

NON-PARENT GUARANTORS:

Acknowledged and agreed for purposes of Section 7 only:

WILLIS NORTH AMERICA INC.

By:	/s/ Andrew M. Wasserman
	Name:	Andrew M. Wasserman
	Title:	Secretary

[Signature Page to Consent and Waiver to Trinity Credit Agreement]

BARCLAYS BANK PLC,
as Administrative Agent, as a Lead Arranger and as a Lender

By:	/s/ Samuel Coward
Name:	Samuel Coward
Title:	Assistant Vice President

[Signature Page to Consent and Waiver to Trinity Credit Agreement]

Bank of America, N.A., as a Lender

By:	/s/ Derek Miller
Name:	Derek Miller
Title:	Vice President

[Signature Page to Consent and Waiver to Trinity Credit Agreement]

CITIBANK, N.A., LONDON BRANCH, as a Lender

By:	/s/ Gavin Westmoreland
Name:	Gavin Westmoreland
Title:	Vice President

[Signature Page to Consent and Waiver to Trinity Credit Agreement]

COMERICA BANK, as a Lender

By:	/s/ Aurora Battaglia
Name:	Aurora Battaglia
Title:	Senior Vice President

[Signature Page to Consent and Waiver to Trinity Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Virginia Cosenza
Name:	Virginia Cosenza
Title:	Vice President

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Senior Vice President

[Signature Page to Consent and Waiver to Trinity Credit Agreement]

JPMorgan Chase Bank, N.A., as a Lender

By:	/s/ James S. Mintzer
Name:	James S. Mintzer
Title:	Vice President

[Signature Page to Consent and Waiver to Trinity Credit Agreement]

Lloyds Bank plc, as a Lender

By:	/s/ Erin Doherty
Name:	Erin Doherty
Title:	Assistant Vice President D006

By:	/s/ Daven Popat
Name:	Daven Popat
Title:	Senior Vice President P003

[Signature Page to Consent and Waiver to Trinity Credit Agreement]

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By:	/s/ Ramal Moreland
Name:	Ramal Moreland
Title:	Vice President

[Signature Page to Consent and Waiver to Trinity Credit Agreement]

The Northern Trust Company, as a Lender

By:	/s/ Joshua Metcalf
Name:	Joshua Metcalf
Title:	2VP

[Signature Page to Consent and Waiver to Trinity Credit Agreement]

The Royal Bank of Scotland PLC, as a Lender

By:	/s/ Andrew Roberts
Name:	Andrew Roberts
Title:	Director

[Signature Page to Consent and Waiver to Trinity Credit Agreement]

SCOTIABANK (IRELAND) LIMITED, as a Lender

By:	/s/ Clive Sinnamon /s/ Sue Foster
Name:	Clive Sinnamon Sue Foster
Title:	Director CEO

[Signature Page to Consent and Waiver to Trinity Credit Agreement]

SunTrust Bank, as Lender

By:	/s/ Paula Mueller
Name:	Paula Mueller
Title:	Director

[Signature Page to Consent and Waiver to Trinity Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Michelle S. Dagenhart
Name:	Michelle S. Dagenhart
Title:	Director

[Signature Page to Consent and Waiver to Trinity Credit Agreement]

EXHIBIT A

TERM SHEET

EXHIBIT A

SUMMARY OF TERMS AND CONDITIONS

TOWERS WATSON DELAWARE INC.

$340 MILLION SENIOR UNSECURED CREDIT FACILITY

Unless otherwise defined herein, capitalized terms shall have the same meanings as specified therefor in the Commitment Letter to which this Exhibit A is attached.

BORROWER:	Towers Watson Delaware Inc., a Delaware corporation (the “Borrower”).

GUARANTORS:	The obligations of the Borrower under the Senior Credit Facility (defined below) and any treasury management, interest protection or other hedging arrangements entered into with a Lender (or any affiliate thereof) will be guaranteed by each existing and future domestic subsidiary of the Borrower (collectively, the “Guarantors” and together with the Borrower, the “Loan Parties”). All guarantees will be guarantees of payment and not of collection.

ADMINISTRATIVE AGENT:	Bank of America, N.A. (“Bank of America”) will act as sole administrative agent (the “Administrative Agent”).

LEAD ARRANGERS AND BOOKRUNNERS:	Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any of its affiliates) and J.P. Morgan Securities LLC (or any of its affiliates) will act as joint lead arrangers and bookrunners (the “Lead Arrangers”).

LENDERS:	A syndicate of financial institutions (including Bank of America) arranged by the Lead Arrangers, which institutions shall be acceptable to the Borrower and the Administrative Agent (collectively, the “Lenders”).

SENIOR CREDIT FACILITY:	A four-year delayed draw term loan facility in the initial aggregate principal amount of $340 million (the “Senior Credit Facility”), all of which will be drawn in a single draw on the Funding Date (defined below) during the Availability Period (defined below), subject to the “CONDITIONS PRECEDENT TO FUNDING” set forth below, with any undrawn commitments being terminated after the single draw of the term loan facility on the Funding Date.

PURPOSE:	The proceeds of the Senior Credit Facility shall be used solely to finance a special dividend by the Borrower to Towers Watson & Co., a Delaware corporation and the indirect owner of 100% of the equity interests of the Borrower (the “Parent”), for further distribution to the shareholders of the Parent in connection with, but prior to giving effect to, the merger (the “Merger”) of a subsidiary of Willis Group Holdings plc (“Willis”) with the Parent or an affiliate of the Parent (the “Special Dividend”). The amount of the drawing of the Senior Credit Facility on the Funding Date shall not exceed the amount of the Special Dividend.

CLOSING DATE:	The execution of definitive loan documentation and the satisfaction of the “CONDITIONS PRECEDENT TO CLOSING” below, to occur on or before November 30, 2015 (the “Closing Date”).

AVAILABILITY PERIOD:	The period from and after the Closing Date to the earlier of (a) March 31, 2016, (b) the termination of the definitive documentation related to the Merger without the consummation of the Merger and (c) the termination of the commitments of the Lenders with respect to the Senior Credit Facility as set forth in the loan documentation therefor (the “Availability Period”).

INTEREST RATES:	As set forth in Addendum I.

MATURITY:	The Senior Credit Facility shall be subject to repayment according to the Scheduled Amortization (defined below), with the final payment of all amounts outstanding, plus accrued and unpaid interest, being due four years after the Funding Date.

SCHEDULED AMORTIZATION:	The Senior Credit Facility will be subject to quarterly amortization of principal in an amount equal to 6.25% of the initial principal amount of the Senior Credit Facility drawn on the Funding Date per quarter, subject to adjustment for optional prepayments thereof (the “Scheduled Amortization”).

OPTIONAL PREPAYMENTS:	The Borrower may prepay the Senior Credit Facility in whole or in part at any time without premium or penalty, subject to reimbursement of the Lenders’ breakage and redeployment costs in the case of prepayment of LIBOR borrowings (other than on a date scheduled for interest payments). Each such prepayment shall be applied to the principal installments thereof as directed by the Borrower.

SECURITY:	Unsecured.

DOCUMENTATION PRINCIPLES:	Consistent with that certain Term Loan Credit Agreement dated as of June 1, 2012 by and among the Parent, as the borrower, Bank of America (defined below), as the administrative agent, and the lenders and other parties from time to time party thereto (as amended through the date of the Commitment Letter to which this Exhibit A is attached, the “Existing Credit Agreement”), subject to adjustments to be mutually agreed to the extent reasonably necessary (a) to reflect the Administrative Agent’s current policies and procedures, including policies concerning market standards, and (b) as applicable, to give effect to the Merger and the capital structure and operations of the Borrower and its subsidiaries after giving effect to the Merger and the related transactions and financings anticipated to occur in connection therewith (collectively, the “Documentation Principles”).

CONDITIONS PRECEDENT TO CLOSING:	The closing of the Senior Credit Facility, and the occurrence of the Closing Date, will be subject to satisfaction of the conditions precedent deemed appropriate by the Administrative Agent and the Lenders and (except as otherwise set forth below) substantially in compliance with the Documentation Principles, including, but not limited to, the following:

(i)      The negotiation, execution and delivery of definitive documentation with respect to the Senior Credit Facility satisfactory to the Borrower, the Lead Arrangers, the Administrative Agent and the Lenders.

(ii)     All accrued and unpaid fees and expenses of the Lead Arrangers, the Administrative Agent and the Lenders (including the fees and expenses of counsel (including any local counsel) for the Administrative Agent and the Lead Arrangers) required by the Commitment Letter and the Fee Letter to be paid on or prior to the Closing Date shall have been paid, to the extent invoiced prior to the Closing Date.

(iii)    The Lenders shall have received reasonably satisfactory opinions of counsel to the Borrower and the Guarantors (which shall cover, among other things, authority, legality, validity, binding effect and enforceability of the documents for the Senior Credit Facility, subject to usual and customary assumptions, qualifications and exceptions) and of appropriate local counsel and such corporate resolutions, certificates and other documents as the Lenders shall reasonably require, in each case substantially comparable with those delivered in connection with the Existing Credit Agreement.

(iv)    Receipt of all governmental, shareholder and third party consents and approvals necessary or, in the opinion of the Administrative Agent, desirable in connection with the Senior Credit Facility and, to the extent applicable at such time, other transactions contemplated hereby.

(v)      No law or regulation shall be applicable, which in the reasonable judgment of the Administrative Agent could restrain, prevent or impose any material adverse conditions on the Borrower and its subsidiaries or that could seek or threaten any of the foregoing.

(vi)    There shall not have occurred since June 30, 2015 any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect. “Material Adverse Effect” means (A) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower and its subsidiaries, taken as a whole; (B) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any loan documentation, or of the ability of the Borrower or any Guarantor to perform its obligations under any loan documentation to which it is a party; or (C) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any Guarantor of any loan documentation to which it is a party.

(vii)   The absence of any action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened in writing in any court or before any arbitrator or governmental authority that could reasonably be expected to (A) have a Material Adverse Effect or (B) materially delay or alter the terms of the Senior Credit Facility.

(viii)  Receipt by the Administrative Agent and the Lenders within a reasonable time prior to the Closing Date of evidence that, to the best information of the Borrower at the time, the Borrower would be in compliance, on a pro forma basis described below, with the financial covenants set forth in clause (c) of the section entitled “COVENANTS” below as of the last day of the fiscal quarter of the Borrower most recently then ended, as if the Funding Date (defined below), the Merger and the other transactions to occur in connection with the Merger occurred at such time. Such measurement shall be made pro forma (to the knowledge of the Borrower) for (A) the incurrence of the Senior Credit Facility (as if the Funding Date were occurring on the Closing Date), (B) the repayment and incurrence of any other indebtedness expected at the time to occur on or prior to the Funding Date or in connection with the Merger and (C) the capital structure of the Borrower and its subsidiaries expected to be in place after giving effect to the Funding Date and the Merger (including any amendments to any indebtedness of Willis, the Parent, the Borrower or any of their respective subsidiaries to be entered into in connection with the Merger).

(ix)    There shall have been, since the date of the Commitment Letter, no changes to the documentation relating to the Merger that could reasonably be expected to be adverse to any material interests of the Administrative Agent, the Lead Arrangers and the Lenders, without the consent of the Administrative Agent, the Lead Arrangers and the Lenders, and such documentation shall remain in full force and effect.

(x) As of the Closing Date, the Parent indirectly owns 100% of the issued and outstanding equity interests of the Borrower.

(xi)    The receipt by the Administrative Agent and the Lenders, in each case reasonably satisfactory to them, of (A) audited financial statements for the Parent and its subsidiaries as of, and for the fiscal year ended, June 30, 2015, (B) financial statements of Professional Consultants Insurance Company, Inc. (“PCIC”) and its subsidiaries as of, and for the fiscal year ended, June 30, 2015, (C) audited financial statements of Stone Mountain Insurance Company (“SMIC”) and its subsidiaries as of, and for the fiscal year ended, June 30, 2015, (D) management-prepared balance sheet and statement of income or operations of the Borrower and its subsidiaries as of, and for the fiscal year ended, June 30, 2015, including reconciliations to the audited balance sheet and statement of income or operations of the Parent and its subsidiaries as of such date and for such period, (E) quarterly unaudited financial statements (limited, in the case of the Borrower and its subsidiaries, to an unaudited balance sheet and statement of income or operations) of (I) the Parent and its subsidiaries, (II) PCIC and its subsidiaries, (III) SMIC and its subsidiaries and (IV) the Borrower and its subsidiaries (and including reconciliations to the financial statements of the Parent and its subsidiaries), in each case for each fiscal quarter end after June 30, 2015 but at least 45 days prior to the Closing Date.

(xii) The delivery of such other customary documents, certificates and agreements as the Lead Arrangers, the Administrative Agent and the Lenders may reasonably require.

CONDITIONS PRECEDENT TO FUNDING:	The funding of the sole extension of credit under the Senior Credit Facility (the date thereof, the “Funding Date”) will be subject to satisfaction of the conditions precedent deemed appropriate by the Administrative Agent and the Lenders and (except as otherwise set forth below) substantially in compliance with the Documentation Principles including, but not limited to, the following:

(i) The “CONDITIONS PRECEDENT TO CLOSING” shall have been satisfied on or prior to the Funding Date and the Closing Date shall have occurred.

(ii) The Funding Date shall be during the Availability Period.

(iii)    All of the representations and warranties in the loan documentation shall be true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty shall be required to be true and correct in all respects) as of the Funding Date, except to the extent that such representations and warranties relate to an earlier date, in which case they are true and correct as of such date.

(iv) No event of default under the Senior Credit Facility or incipient default shall have occurred and be continuing, or would result from such extension of credit.

(v)     All accrued and unpaid fees and expenses of the Lead Arrangers, the Administrative Agent and the Lenders (including the fees and expenses of counsel (including any local counsel) for the Administrative Agent and the Lead Arrangers) required by the Commitment Letter, the Fee Letter and/or the definitive documentation to be paid on or prior to the Funding Date shall have been paid, to the extent invoiced prior to such date.

(vi)    Receipt by the Administrative Agent and the Lenders within a reasonable time prior to the Funding Date of evidence that the Borrower is in compliance, on a pro forma basis described below, with the financial covenants set forth in clause (c) of the section entitled “COVENANTS” below as of the last day of the fiscal quarter of the Borrower most recently then ended. Such measurement shall be made pro forma for (A) the incurrence of the Senior Credit Facility, (B) the repayment and incurrence of any other indebtedness to occur on or prior to the Funding Date or in connection with the Merger and (C) the capital structure of the Borrower and its subsidiaries after giving effect to the Merger (including any amendments to any indebtedness of Willis, the Parent, the Borrower or any of their respective subsidiaries to be entered into in connection with the Merger).

(vii)   The Administrative Agent and the Lenders shall be reasonably satisfied that the entering into and funding of the Senior Credit Facility, the related use of proceeds of the Senior Credit Facility, the consummation of the Merger and the related transactions to occur in connection with the foregoing will not, based on the best information available to the Borrower at such time, result in a default under any material indebtedness of Willis and its subsidiaries (including the Parent and its subsidiaries, and including the existing senior credit facilities of Willis and of the Parent) in place or expected to be in place after giving effect to the Funding Date, the Merger and the related transactions.

(viii)  There shall have been, since the date of the Commitment Letter, no amendments to, or consents or waivers of the terms and conditions of, the documentation relating to the Merger that could, in any such case, reasonably be expected to be adverse to any material interests of the Administrative Agent, the Lead Arrangers and the Lenders, without the consent of the Administrative Agent, the Lead Arrangers and the Lenders, such documentation shall remain in full force and effect, and the Lenders shall have received a certification from a responsible officer of the Parent and the Borrower that the Merger is reasonably expected to be consummated within five business days after the Funding Date.

(ix) As of the Funding Date, the Parent directly or indirectly owns 100% of the issued and outstanding equity interests of the Borrower.

(x)     The delivery of such other customary documents, certificates and agreements as the Lead Arrangers, the Administrative Agent and the Lenders may reasonably require (including a customary borrowing notice).

REPRESENTATIONS AND WARRANTIES:	Usual and customary for transactions of this type, substantially in compliance with the Documentation Principles, including, without limitation, the following (but subject to exceptions, qualifications, baskets and materiality thresholds to be negotiated): (i) legal existence, qualification and power; (ii) due authorization and no contravention of applicable law, contracts or organizational documents; (iii) governmental and third party approvals and consents; (iv) enforceability; (v) accuracy and completeness of specified financial statements and other information and no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect; (vi) no material litigation; (vii) no default; (viii) title to property (including disclosure of liens, properties, leases and investments); (ix) insurance matters; (x) environmental matters; (xi) tax matters; (xii) ERISA compliance; (xiii) identification of subsidiaries, equity interests and loan parties; (xiv) use of proceeds and not engaging in business of purchasing/carrying margin stock; (xv) status under Investment Company Act; (xvi) accuracy of disclosure; (xvii) compliance with laws; (xviii) intellectual property; and (xix) OFAC and anti-corruption.

COVENANTS:	Usual and customary for transactions of this type, substantially in compliance with the Documentation Principles, including, without limitation, the following (but subject to exceptions, qualifications, baskets and materiality thresholds to be negotiated) applicable to the Borrower and its subsidiaries:

(a) Affirmative Covenants - (i) delivery of annual audited and quarterly unaudited financial statements of the Borrower and its subsidiaries (provided that in the event that the Merger occurs and the Borrower’s fiscal year end changes to December 31st, the first delivery of audited financial statements for the Borrower and its subsidiaries shall be for the fiscal year ending December 31, 2016); (ii) delivery of certificates and other information; (iii) delivery of notices (of certain material events, including any default, Material Adverse Effect, ERISA event or material change in accounting or financial reporting practices); (iv) payment of obligations; (v) preservation of existence; (vi) maintenance of properties;

(vii) maintenance of insurance; (viii) compliance with laws; (ix) maintenance of books and records; (x) inspection rights; and (xi) covenant to guarantee obligations. In addition, in the event that the Funding Date occurs but the definitive documentation related to the Merger is terminated without the consummation of the Merger, then promptly after such termination (and in any event within ten business days thereafter, which such date may be extended by the Administrative Agent in its discretion), the Parent and each of its domestic subsidiaries that is not a Guarantor shall join as a Guarantor of the Senior Credit Facility and the covenants and related provisions of the definitive documentation shall thereafter apply to the Parent and its subsidiaries (rather than the Borrower and its subsidiaries).

(b) Negative Covenants - Restrictions on (i) liens; (ii) indebtedness, (including guarantees and other contingent obligations); (iii) acquisitions; (iv) mergers and other fundamental changes; (v) sales and other dispositions of property or assets; (vi) payments of dividends and other distributions (with the ability to pay dividends and distributions, or to make repurchases or redemptions, in cash in the absence of a Default and subject to pro forma compliance with the Total Leverage Ratio); (vii) changes in the nature of business; (viii) transactions with affiliates; (ix) burdensome agreements; (x) use of proceeds including not in violation of Sanctions or Anti-corruption; and (xi) changes in accounting policies or reporting practices;

provided that:

(A) with respect to the restriction on indebtedness, the definitive documentation for the Senior Credit Facility shall:

•       prohibit the Borrower or any of its subsidiaries from guaranteeing, or otherwise providing credit support for, any indebtedness of Willis and its subsidiaries (other than of the Borrower and its subsidiaries);

•       permit unlimited indebtedness owing by (x) a Loan Party to another Loan Party, (y) a non-Loan Party subsidiary of the Borrower to the Borrower or another subsidiary of the Borrower and (z) a Loan Party to a non-Loan subsidiary of the Borrower so long as the obligations of the Loan Party are subordinated to the Senior Credit Facility;

•       permit up to $50 million of indebtedness of the Borrower and its subsidiaries at any time outstanding owing to persons other than the Borrower or a subsidiary of the Borrower, so long as (i) no Default has occurred and is continuing, or would result therefrom, and (ii) the Borrower and its subsidiaries are in pro forma compliance with financial covenants after giving effect to such indebtedness and the use of proceeds thereof; and

•       permit up to $150 million of unsecured indebtedness of the Borrower and its subsidiaries at any time outstanding owing to Willis and/or subsidiaries of Willis (other than the Borrower or a subsidiary of the Borrower), so long as (i) no Default has occurred and is continuing, or would result therefrom, (ii) the Borrower and its subsidiaries are in pro forma compliance with financial covenants after giving effect to such indebtedness and the use of proceeds thereof, (iii) such indebtedness has a maturity date not earlier than 91 days after the maturity date of the Senior Credit Facility and is not callable by the lender of such indebtedness prior to such maturity and (iv) such indebtedness is contractually subordinated in right of payment to the obligations under the Senior Credit Facility in a manner reasonably satisfactory to the Administrative Agent (it being understood that the Borrower or applicable subsidiary may voluntarily prepay such indebtedness so long as no Default has occurred and is continuing or other blockage event has occurred under the applicable subordination provisions); and

(B)   with respect to the restriction on asset dispositions, the definitive documentation for the Senior Credit Facility shall replace Sections 7.05(d) and (g) of the Existing Credit Agreement with provisions permitting:

• unlimited dispositions by (x) a Loan Party to another Loan Party or (y) a non-Loan Party subsidiary of the Borrower to the Borrower or any subsidiary of the Borrower; and

•       dispositions by (A) the Borrower and its subsidiaries to persons other than the Borrower or a subsidiary of the Borrower and/or (B) Loan Parties to non-Loan Party subsidiaries of the Borrower, in each case so long as the aggregate assets disposed during the term of the Senior Credit Facility do not (x) constitute more than 25% of the consolidated total assets of the Borrower and its subsidiaries, (y) generate more than 25% of the consolidated revenue of the Borrower and its subsidiaries or (z) generate more than 25% of the consolidated EBITDA of the Borrower and its subsidiaries (in each case, measured based on the Borrower’s balance sheet and income statement as of June 30, 2015), and so long as (i) no Default has occurred and is continuing at the time of such disposition, or would result therefrom, and (ii) the Borrower and its subsidiaries are in pro forma compliance with the financial covenants after giving effect to such disposition and the use of proceeds thereof.

(c) Financial Covenants – Consisting of the following:

• Minimum Interest Coverage Ratio (consolidated EBITDA to consolidated interest expense) of 3.00 to 1.00.

• Maximum Total Leverage Ratio (consolidated total debt to consolidated EBITDA) of 2.50 to 1.00.

Each of the ratios referred to above will be calculated on a consolidated basis for the Borrower and its subsidiaries for each consecutive four fiscal quarter period, and the component definitions relating thereto will be mutually agreed to in the definitive loan documentation (expected to be substantially the same as the Existing Credit Agreement, but with adjustment for measurement being for the Borrower and its subsidiaries).

EVENTS OF DEFAULT:	Usual and customary in transactions of this type, substantially in compliance with the Documentation Principles, including, without limitation, the following (but subject to exceptions, qualifications, baskets and materiality thresholds, as well as cure periods, to be negotiated): (i) nonpayment of principal, interest, fees or other amounts; (ii) failure to perform or observe covenants set forth in the loan documentation within a specified period of time, where customary and appropriate, after such failure; (iii) any representation or warranty proving to have been incorrect in any material respect when made or confirmed (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty was incorrect in any respect when made or confirmed); (iv) cross-default to other indebtedness, including indebtedness of the Parent and its subsidiaries and, if the Merger occurs, of Willis and its subsidiaries, in each case in an amount to be agreed; (v) bankruptcy and insolvency defaults (with grace period for involuntary proceedings); (vi) inability to pay debts; (vii) monetary judgment defaults in an amount to be agreed and material nonmonetary judgment defaults; (viii) material ERISA defaults; (ix) actual or asserted invalidity or impairment of any loan documentation; and (x) change of control.

ASSIGNMENTS AND PARTICIPATIONS:	Assignments: Subject to the consents described below (which consents will not be unreasonably withheld or delayed), each Lender will be permitted to make assignments to other financial institutions in a minimum amount equal to $1 million.

Consents: The consent of the Borrower will be required unless (i) an Event of Default has occurred and is continuing or (ii) the assignment is to a Lender, an affiliate of a Lender or an Approved Fund (as such term shall be defined in the loan documentation). The consent of the Administrative Agent will be required for any assignment to an entity that is not a Lender, an affiliate of such Lender or an Approved Fund in respect of such Lender. The Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof.

Assignments Generally: An assignment fee in the amount of $3,500 will be charged with respect to each assignment unless waived by the Administrative Agent in its sole discretion. Each Lender will also have the right, without consent of the Borrower or the Administrative Agent, to assign as security all or part of its rights under the loan documentation to any Federal Reserve Bank.

Participations: Lenders will be permitted to sell participations with voting rights limited to significant matters such as changes in amount, rate, maturity date and releases of all or substantially all of the value of the guaranties of the Borrower’s obligations made by the Guarantors.

WAIVERS AND AMENDMENTS:	Amendments and waivers of the provisions of the loan agreement and other definitive credit documentation will require the approval of Lenders holding loans and commitments representing more than 50% of the aggregate amount of the loans and commitments under the Senior Credit Facility (the “Required Lenders”), except that (a) the consent of each Lender shall be required with respect to (i) the waiver of certain conditions precedent to the initial credit extension under the Senior Credit Facility, (ii) the amendment of certain of the pro rata sharing provisions, (iii) the amendment of the voting percentages of the Lenders, and (iv) the release of all or substantially all of the value of the guaranties of the Borrower’s obligations made by the Guarantors, and (b) the consent of each Lender affected thereby shall be required with respect to (i) increases or extensions in the commitment of such Lender, (ii) reductions of principal, interest or fees, and (iii) extensions of scheduled maturities or times for payment.

INDEMNIFICATION:	The Borrower will indemnify and hold harmless the Administrative Agent, the Lead Arrangers, each Lender and each of their affiliates and their respective officers, directors, employees, agents, advisors and other representatives (each an “Indemnified Party”) from and against (and will reimburse each Indemnified Party as the same are incurred for) any and all claims, damages, losses, liabilities and documented out-of-pocket fees expenses (including, without limitation, the reasonable fees, disbursements and other charges of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) the Senior Credit Facility, or any use made or proposed to be made with the proceeds thereof, except to the extent such claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence, willful misconduct or breach in bad faith of the Senior Credit Facility. In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its equity holders or creditors or an Indemnified Party, whether or not an Indemnified Party is otherwise a party thereto and whether or not any aspect of the Senior Credit Facility is consummated. In addition, no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Borrower or its subsidiaries or affiliates or to its equity holders or creditors arising out of, related to or in connection with any aspect of the Senior Credit Facility, except to the extent of direct, as opposed to special, indirect, consequential or punitive, damages determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence, willful misconduct or breach in bad faith of the Senior Credit Facility. This indemnification shall survive and continue for the benefit of all such persons or entities.

GOVERNING LAW:	State of New York.

PRICING/FEES/EXPENSES:	As set forth in Addendum I.

OTHER:	Each of the parties shall (i) waive its right to a trial by jury and (ii) submit to nonexclusive New York jurisdiction. The final documentation of the Senior Credit Facility shall include increased cost, withholding tax, capital adequacy and yield protection provisions, as well as provisions reflecting the Administrative Agent’s policy concerning market standards (including but not limited to, provisions regarding defaulting lenders), in each case substantially in compliance with the Documentation Principles.

ADDENDUM I

PRICING, FEES AND EXPENSES

INTEREST RATES:	At the Borrower’s option, any loan under the Senior Credit Facility will bear interest at a rate equal to (i) LIBOR plus the Applicable Margin, as determined in accordance with the Performance Pricing grid set forth below or (ii) the Base Rate (to be defined as the highest of (a) the Bank of America prime rate, (b) the Federal Funds rate plus .50% and (c) the one month LIBOR plus 1.00%) plus the Applicable Margin; provided that in no event shall LIBOR be less than 0%.

The Borrower may select interest periods of one, two, three or six months for LIBOR loans, subject to availability. Interest shall be payable at the end of the selected interest period, but no less frequently than quarterly.

During the continuance of any default under the loan documentation, the Applicable Margin on obligations owing under the loan documentation shall increase by 2.00% per annum (subject, in all cases other than a default in the payment of principal when due, to the request of the Required Lenders).

TICKING FEE:	The Borrower will pay a fee (the “Ticking Fee”), for the pro rata account of each Lender, equal to 0.175% times the aggregate principal amount of the Senior Credit Facility commencing on the date that is thirty days after the Closing Date to and including the earlier of the Funding Date or the termination of the Availability Period without the occurrence of the Funding Date. The Ticking Fee is payable quarterly in arrears, commencing on the first quarterly payment date to occur after the Closing Date, and on the earlier of the Funding Date or the termination of the Availability Period without the occurrence of the Funding Date.

PERFORMANCE PRICING:	The Applicable Margin for LIBOR Loans and the Applicable Margin for Base Rate Loans, for any fiscal quarter, shall be the applicable rate per annum set forth in the table below opposite the Total Leverage Ratio determined as of the last day of the immediately preceding fiscal quarter.

Pricing Level	Total Leverage Ratio	Applicable Margin for LIBOR Loans (bps)	Applicable Margin for Base Rate Loans
1	Less than 1.00 to 1.00	125.0	25.0
2	Greater than or equal to 1.00 to 1.00 but less than 1.50 to 1.00	150.0	50.0
3	Greater than or equal to 1.50	175.0	75.0

Pricing Level 1 shall apply until delivery of the compliance certificate for the fiscal quarter during which the Funding Date occurs.

CALCULATION OF INTEREST AND FEES:	Other than calculations in respect of Base Rate Loans (which shall be made on the basis of actual number of days elapsed in a 365/366 day year), all calculations of interest and fees shall be made on the basis of actual number of days elapsed in a 360 day year.

COST AND YIELD PROTECTION:	Customary for transactions and facilities of this type, substantially in compliance with the Documentation Principles, including, without limitation, in respect of breakage or redeployment costs incurred in connection with prepayments, changes in capital adequacy and capital requirements or their interpretation, changes in circumstances or law (it being acknowledged that (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in law”, regardless of the date enacted, adopted or issued), illegality, unavailability, reserves without proration or offset and payments free and clear of withholding or other taxes.

EXPENSES:	The Borrower will pay all reasonable and documented out-of-pocket fees and expenses (including, but not limited to, (a) the reasonable and documented fees, disbursements and other out-of-pocket charges of McGuireWoods LLP (or any successor thereto), as counsel to the Lead Arrangers and the Administrative Agent, and of special and local counsel to the Lenders retained by the Lead Arrangers or the Administrative Agent and (b) CUSIP fees for registration with the Standard & Poor’s CUSIP Service Bureau), in each case, incurred in connection with the negotiation of the Senior Credit Facility, the syndication thereof and the preparation of the definitive documentation therefor, and with any other aspect of the other transactions contemplated thereby, in each case regardless of whether or not the Senior Credit Facility is closed. The Borrower will also pay all documented out-of-pocket costs and expenses of the Administrative Agent, the Lead Arrangers and each Lender (including, without limitation, the reasonable documented out-of-pocket fees and disbursements of counsel) incurred in connection with the enforcement of any of the loan documentation with respect to the Senior Credit Facility.